Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section1350, as Adopted Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002.

In connection with the Quarterly Report of Viral Genetics, Inc. (the “Company”) on Form 10-QSB for the period ending June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Haig Keledjian, Chief Executive Officer and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section1350, as adopted pursuant to Section906 of the Sarbanes-Oxley Act of 2002, that: (1)the Report fully complies with the requirements of Section13(a) or 15(d) of the Securities Exchange Act of 1934; and (2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2006	By:	/s/ Haig Keledjian
Haig Keledjian Chief Executive Officer Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Viral Genetics, Inc. and will be retained by Viral Genetics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.